Exhibit 10.8

To:	Wright Express Corporation
97 Darling Avenue
South Portland, ME 04106

Attn:	Frank Douglass (or authorized signer)
Fax:	207-523-7723

Duplicate
Confirm to:
Client ID:	10000356352~Bowen

From: Date: Our Ref:	KEYBANK NATIONAL ASSOCIATION 22-Aug-07 184554/184554
The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between KEYBANK NATIONAL ASSOCIATION and WRIGHT EXPRESS CORPORATION on the Trade Date specified below (the “Swap Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Swap Agreement specified below.
     1. The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) and amended from time to time, are incorporated into this Confirmation.
     If you and we are parties to an ISDA Master Agreement as published by the International Swap Dealers Association, Inc. and the Schedule to such agreement that sets forth the general terms and conditions applicable to Swap Transactions between us (a “Swap Agreement”), this Confirmation supplements, forms a part of, and is subject to, such Swap Agreement. If you and we are not yet parties to a Swap Agreement, this Confirmation will be a complete valid legal binding agreement between us as supplemented by the general terms and conditions set forth in the standard form ISDA Master Agreement copyright 1992 by the International Swap Dealers Association, Inc.(“standard ISDA form”). All provisions contained or incorporated by reference in such Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Swap Agreement or the standard ISDA form if a Swap Agreement has not been entered into between us, this Confirmation will govern.
     This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, provided that this provision will be superseded by any choice of law provision in the Swap Agreement.
     2. This Confirmation constitutes a Rate Swap Transaction under the Swap Agreement and the terms of the Rate Swap Transaction to which this Confirmation relates are as follows:

WRIGHT EXPRESS CORPORATION
Our Ref: 184554/184554

Notional Amount:	$25,000,000.00 USD

Trade Date:	22-Aug-07

Effective Date:	22-Aug-07

Termination Date:	24-Aug-07

Fixed Amounts:
Fixed Rate Payer:	WRIGHT EXPRESS CORPORATION

Fixed Rate Payer Payment Dates:	Commencing 24-Sep-07 and monthly thereafter on the 22nd calendar day of the month up to and including the Termination Date, subject to adjustment in accordance with Modified Following Business Day Convention.

Fixed Rate:	4.73100%

Fixed Rate Day Count Fraction:	Act/360
Floating Amounts:
Floating Rate Payer:	KEYBANK NATIONAL ASSOCIATION

Floating Rate Payer Payment Dates:	Commencing 24-Sep-07 and monthly thereafter on the 22nd calendar day of the month up to and including the Termination Date, subject to adjustment in accordance with Modified Following Business Day Convention

Floating Rate for Initial Calculation Period including spread:	5.500000%

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1-Month

Spread:	None

Floating Rate Day Count Fraction:	Act/360
Reset Dates:	The first day of each Floating Rate Payer Calculation Period.

WRIGHT EXPRESS CORPORATION
Our Ref: TBD

Calculation Agent:	KEYBANK NATIONAL ASSOCIATION

Business days:	New York and London

Other Terms and Conditions:	None

Payment Method:	Please Provide
Please confirm the foregoing correctly sets forth the terms of our Agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Regards, KEYBANK NATIONAL ASSOCIATION
By:	/s/ Mary Chudzinski
	Name:	Mary Chudzinski

Accepted and Confirmed as
of the Trade Date
WRIGHT EXPRESS CORPORATION

/s/ Steven Elder
Name:	Steven Elder
Title:	Treasurer